Exhibit 10.9

AGREEMENT

THIS AGREEMENT, dated as of November 1, 2022, by and between CHINA INFRASTRUCTURE CONSTRUCTION CORP., a Colorado corporation (the “Company”) and HENRY LEVINSKI (the “Employee”),

WITNESSETH:

WHEREAS, the Company has filed a registration statement on Form S-1 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) and is preparing an amendment thereto; and

WHEREAS, it is essential for the Company to retain the services of the Employee in connection with causing the Registration Statement to be declared effective by the SEC and, after it is effective, in assisting the Company in the marketing of the shares of the Company’s common stock registered thereunder (the “Services”); and

WHEREAS, the Employee is willing to provide the Services for the period set forth herein,

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the parties agree as follows:

1.      Agreement to Provide the Services. The Employee agrees to provide the Services, to the extent lawful under the securities laws of the United States of America, for a term commencing on the date hereof and ending on the earlier of (i) two years after the Registration Statement is made effective by the SEC or (ii) the date on which all of the shares offered by the Company under the Registration Statement have been sold (the “Term”). During the Term, the Employee shall not resign as an officer or director of the Company, but nothing herein shall be construed as an obligation on the part of the Company to employ the Employee or retain his services for any period or in any capacity.

2.      Consideration. In consideration of the services, the Company shall issue 50,000,000 shares of its common stock to the Employee upon the execution and delivery of this Agreement. The Company will register such shares under the Registration Statement.

3.      Relationship to Other Agreement. Nothing in this Agreement, other than the last sentence of Section 1, shall affect the rights or obligations of the parties under any other agreement between them, including, without limitation, any agreement relating to the employment of the Employee with the Company.

4.      Miscellaneous.

(a)        Amendments and Waivers. This Agreement may be amended, modified, or supplemented, in whole or in part, only in a writing signed by the parties. The waiver by a party of a breach by the other party of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach by such other party or as a waiver of any other or subsequent breach by such other party, except as otherwise explicitly provided for in the writing evidencing such waiver. Except as otherwise expressly provided in this Agreement, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy under this Agreement, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

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(b)         Assignment; No Third-Party Beneficiaries. This Agreement, and the Employee’s rights and obligations under this Agreement, may not be assigned by the Employee, and any purported assignment by the Employee in violation hereof shall be null and void. Nothing in this Agreement shall confer upon any Person not a party to this Agreement, or the legal representatives of such Person, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

(c)         Notice. Unless otherwise provided in this Agreement, all notices, requests, demands, claims and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given or delivered (i) upon personal delivery against a receipt therefor, (ii) upon receipt by certified or registered mail, postage prepaid, as indicated by the return receipt therefor, and (iii) upon receipt of delivery by a nationally recognized overnight courier, as indicated by such courier’s proof of delivery.

If to the Company:

China Infrastructure Construction Corp.

6201 Bonhomme Road, Suite 466S

Houston, TX 91789

If to the Employee:

Henry Levinski

505 Martin Lane

Euless, TX 76040

(d)         Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights and obligations of the parties shall be governed by, the laws of the State of Texas, without giving effect to the conflicts of law principles thereof.

(e)         Arbitration. In the event of any dispute, controversy or claim between the parties that arises out of or relates to this Agreement, the Employee’s employment with the Company, or any termination of such employment, either party may, by written notice to the other, require that such dispute, controversy or claim be submitted to arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (the “AAA”). A single arbitrator shall be selected by agreement of the parties or, if they do not agree on an arbitrator within thirty (30) days after one party has notified the other of his or its desire to have the matter settled by arbitration, then the arbitrator shall be selected pursuant to the Rules by the AAA. The award in such arbitration shall be final and binding on the parties without any right of appeal or further dispute and such award may be entered in any court having jurisdiction in the premises. Unless otherwise agreed by the parties, any such arbitration shall take place in Houston, Texas. Each party shall bear its own costs and one-half of the expenses of the arbitrator and one-half of the administrative fees of arbitration; provided that, if the Employee prevails on at least one material issue, the Company shall reimburse the Employee for reasonable attorney’s fees his other costs and expenses incurred in connection with such dispute.

(f)          Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law and if the rights or obligations of either party under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never been a part hereof and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

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(g)         Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior representations, term sheets, agreements and understandings (including any prior course of dealings), written and oral, between the parties with respect to the subject matter hereof.

(h)         Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

(i)           Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties and any of their respective successors, personal representatives and permitted assigns, including, without limitation, the Employee’s heirs and the personal representatives of the Employee’s estate and a Full Successor.

(j)           General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The headings of the sections, paragraphs, subparagraphs, clauses and subclauses contained in this Agreement are for the convenience of reference and shall in no way affect the meaning or interpretation of any of the provisions hereof. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole, and references in this Agreement to Sections refer to Sections of this Agreement. Words of inclusion shall not be construed as terms of limitation, such that references to “include,” “includes” and “including” shall not be limiting and shall be regarded as references to non-exclusive and non-characterizing illustrations.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CHINA INFRASTRUCTURE CONSTRUCTION CORP.

By: /s/ Dante Picazo

Dante Picazo

Chief Executive Officer

/s/ Henry Levinski

Henry Levinski

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